As filed with the Securities and Exchange Commission on November 5, 2013

Registration No. 333-182069

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

    SAKS INCORPORATED

(Exact name of registrant as specified in its charter)

Tennessee	62-0331040
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12 East 49th Street

New York, New York 10017

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David Pickwoad, Esq.

General Counsel and Secretary

Saks Incorporated

12 East 49th Street

New York, New York 10017

                                         (212) 940-5305

(Name, address, including zip code, telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File No. 333-182069) (the “Registration Statement”) of Saks Incorporated, a Tennessee corporation (the “Registrant”), filed with the Securities and Exchange Commission on June 12, 2012.

On November 4, 2013, Harry Acquisition Inc. (“Merger Sub”), a Delaware corporation and an indirect wholly-owned subsidiary of Hudson’s Bay Company (“New Parent”), a corporation incorporated under the laws of Canada, merged (the “Merger”) with and into the Registrant pursuant to the terms of an Agreement and Plan of Merger, dated as of July 28, 2013, by and among New Parent, Merger Sub and the Company (the “Merger Agreement”) with the Registrant as the Summary Corporation. Pursuant to the terms of the Merger Agreement, each share of the Company’s common stock, par value $0.10 per share, outstanding at the effective time of the Merger (the “Effective Time”), except for treasury shares, was converted into the right to receive $16.00 per share.

As a result of the Merger, the Registrant has terminated any offerings of securities pursuant to the Registration Statement. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but that remain unsold at the termination of the offering, the Registrant hereby removes from registration any securities registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on November 5, 2013.

SAKS INCORPORATED

By:	/s/ Richard Baker
Richard Baker Chief Executive Officer

Pursuant to the requirements of the securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in their respective capacities, on the date indicated below.

Signature	Title	Date

/s/ Richard Baker (Richard Baker)	Chief Executive Officer and Director (principal executive officer)	November 5, 2013

/s/ Michael Culhane (Michael Culhane)	Chief Financial Officer (principal financial and principal accounting officer)	November 5, 2013

/s/ David Pickwoad (David Pickwoad)	Director	November 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on November 5, 2013.

CLUB LIBBY LU, INC.

By:	/s/ Richard Baker
Richard Baker Chief Executive Officer

Pursuant to the requirements of the securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in their respective capacities, on the date indicated below.

Signature	Title	Date

/s/ Richard Baker (Richard Baker)	Chief Executive Officer and Director (principal executive officer)	November 5, 2013

/s/ Michael Culhane (Michael Culhane)	Chief Financial Officer (principal financial and principal accounting officer)	November 5, 2013

/s/ David Pickwoad (David Pickwoad)	Director	November 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on November 5, 2013.

MERCHANDISE CREDIT, LLC

By:	/s/ Richard Baker
Richard Baker Chief Executive Officer

Pursuant to the requirements of the securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in their respective capacities, on the date indicated below.

Signature	Title	Date

/s/ Richard Baker (Richard Baker)	Chief Executive Officer and Director (principal executive officer)	November 5, 2013

/s/ Michael Culhane (Michael Culhane)	Chief Financial Officer (principal financial and principal accounting officer)	November 5, 2013

/s/ David Pickwoad (David Pickwoad)	Director	November 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on November 5, 2013.

SAKS & COMPANY

By:	/s/ Richard Baker
Richard Baker Chief Executive Officer

Pursuant to the requirements of the securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in their respective capacities, on the date indicated below.

Signature	Title	Date

/s/ Richard Baker (Richard Baker)	Chief Executive Officer and Director (principal executive officer)	November 5, 2013

/s/ Michael Culhane (Michael Culhane)	Chief Financial Officer (principal financial and principal accounting officer)	November 5, 2013

/s/ David Pickwoad (David Pickwoad)	Director	November 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on November 5, 2013.

SAKS DIRECT, LLC

By:	/s/ Richard Baker
Richard Baker Chief Executive Officer

Pursuant to the requirements of the securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in their respective capacities, on the date indicated below.

Signature	Title	Date

/s/ Richard Baker (Richard Baker)	Chief Executive Officer and Director (principal executive officer)	November 5, 2013

/s/ Michael Culhane (Michael Culhane)	Chief Financial Officer (principal financial and principal accounting officer)	November 5, 2013

/s/ David Pickwoad (David Pickwoad)	Director	November 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on November 5, 2013.

SAKS FIFTH AVENUE, INC.

By:	/s/ Richard Baker
Richard Baker Chief Executive Officer

Pursuant to the requirements of the securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in their respective capacities, on the date indicated below.

Signature	Title	Date

/s/ Richard Baker (Richard Baker)	Chief Executive Officer and Director (principal executive officer)	November 5, 2013

/s/ Michael Culhane (Michael Culhane)	Chief Financial Officer (principal financial and principal accounting officer)	November 5, 2013

/s/ David Pickwoad (David Pickwoad)	Director	November 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on November 5, 2013.

SAKS FIFTH AVENUE OF TEXAS, INC.

By:	/s/ Richard Baker
Richard Baker Chief Executive Officer

Pursuant to the requirements of the securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in their respective capacities, on the date indicated below.

Signature	Title	Date

/s/ Richard Baker (Richard Baker)	Chief Executive Officer and Director (principal executive officer)	November 5, 2013

/s/ Michael Culhane (Michael Culhane)	Chief Financial Officer (principal financial and principal accounting officer)	November 5, 2013

/s/ David Pickwood (David Pickwoad)	Director	November 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on November 5, 2013.

SAKS FIFTH AVENUE OF TEXAS LLC

By:	/s/ Richard Baker
Richard Baker Chief Executive Officer

Pursuant to the requirements of the securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in their respective capacities, on the date indicated below.

Signature	Title	Date

/s/ Richard Baker (Richard Baker)	Chief Executive Officer and Director (principal executive officer)	November 5, 2013

/s/ Michael Culhane (Michael Culhane)	Chief Financial Officer (principal financial and principal accounting officer)	November 5, 2013

/s/ David Pickwoad (David Pickwoad)	Director	November 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on November 5, 2013.

SAKS HOLDINGS, INC.

By:	/s/ Richard Baker
Richard Baker Chief Executive Officer

Pursuant to the requirements of the securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in their respective capacities, on the date indicated below.

Signature	Title	Date

/s/ Richard Baker (Richard Baker)	Chief Executive Officer and Director (principal executive officer)	November 5, 2013

/s/ Michael Culhane (Michael Culhane)	Chief Financial Officer (principal financial and principal accounting officer)	November 5, 2013

/s/ David Pickwoad (David Pickwoad)	Director	November 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on November 5, 2013.

SCCA STORE HOLDINGS, INC.

By:	/s/ Richard Baker
Richard Baker Chief Executive Officer

Pursuant to the requirements of the securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in their respective capacities, on the date indicated below.

Signature	Title	Date

/s/ Richard Baker (Richard Baker)	Chief Executive Officer and Director (principal executive officer)	November 5, 2013

/s/ Michael Culhane (Michael Culhane)	Chief Financial Officer (principal financial and principal accounting officer)	November 5, 2013

/s/ David Pickwoad (David Pickwoad)	Director	November 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on November 5, 2013.

TEX SFA, INC.

By:	/s/ David Pickwoad
David Pickwoad General Counsel & Secretary

Pursuant to the requirements of the securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in their respective capacities, on the date indicated below.

Signature	Title	Date

/s/ Richard Baker (Richard Baker)	Chief Executive Officer and Director (principal executive officer)	November 5, 2013

/s/ Michael Culhane (Michael Culhane)	Chief Financial Officer (principal financial and principal accounting officer)	November 5, 2013

/s/ David Pickwoad (David Pickwoad)	Director	November 5, 2013